UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MEDEQUITIES REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	46-5477146
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3100 West End Avenue
Suite 1000
Nashville, TN	37203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-206490

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.01 par value per share (“common stock”), of MedEquities Realty Trust, Inc. (the “Registrant”), included under the heading “Description of Capital Stock” in the prospectus forming part of the Registrant’s Registration Statement on Form S-11 (File No. 333-206490), initially filed with the Securities and Exchange Commission (the “Commission”) on August 20, 2015, as amended (the “Registration Statement”), is incorporated herein by reference. The prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated herein by reference. In addition, information relating to the Registrant’s common stock under the heading “Material Provisions of Maryland Law and of Our Charter and Bylaws” in the Registration Statement shall be deemed incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 21, 2016		MEDEQUITIES REALTY TRUST, INC.

	By:	/s/ Jeffery C. Walraven
Jeffery C. Walraven
Executive Vice President and Chief Financial Officer